EXHIBIT A-1


         THIS DEBENTURE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, CONSISTING OF CONVERTIBLE EXCHANGEABLE DEBENTURES DUE 2006 AND SHARES OF SERIES A PREFERRED STOCK OF MUTUAL RISK MANAGEMENT LTD. THIS DEBENTURE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, SHARES OF SERIES A PREFERRED STOCK REPRESENTING THE SAME PERCENTAGE OF THE TOTAL AMOUNT OF OUTSTANDING SHARES OF SERIES A PREFERRED STOCK THAT THE PRINCIPAL AMOUNT OF CONVERTIBLE EXCHANGEABLE DEBENTURES DUE 2006 PROPOSED TO BE TRANSFERRED OR ASSIGNED REPRESENTS OF THE TOTAL PRINCIPAL AMOUNT OF OUTSTANDING CONVERTIBLE EXCHANGEABLE DEBENTURES DUE 2006.

THIS CONVERTIBLE EXCHANGEABLE DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXCHANGE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.


                           MUTUAL RISK MANAGEMENT LTD.
                   CONVERTIBLE EXCHANGEABLE DEBENTURE DUE 2006


No. [        ]

U.S.$[             ]                                              May 17, 2001


     The undersigned, Mutual Risk Management Ltd., a company organized under the laws of Bermuda with offices at 44 Church Street, Hamilton HM 12 Bermuda (the "Issuer"), unconditionally promises to pay to [Name of Holder] or its permitted assigns, transferees and successors as provided herein (each, a "Holder"), on May 17, 2006 (the "Maturity Date"), at such place as may be designated by the Holder to the Issuer, the principal amount outstanding hereunder, or such lesser amount as shall then be payable pursuant to the terms of Section 3 hereof, together with all accrued and unpaid interest thereon.

     This Debenture is issued pursuant to a Securities Purchase Agreement, dated as of May 8, 2001, by and among the Issuer, the guarantors named therein, XL Insurance Ltd., First Union Merchant Banking 2001, LLC, High Ridge Capital Partners II, L.P., Century Capital Partners II, L.P., Robert A. Mulderig, Taracay Investors Company and Intrepid Funding Master Trust (as such agreement may be amended at any time, the "Securities Purchase Agreement"), and the Holder hereof is intended to be afforded the benefits thereof, including the representations and warranties set forth therein. The Issuer shall use the proceeds of the issuance and sale of this Debenture solely in accordance with the provisions set forth therein and as required thereby.

     Section 11 contains definitions of certain of the terms used herein. Capitalized terms used but not otherwise defined herein shall, unless otherwise indicated, have the meanings given such terms in the Securities Purchase Agreement.

     SECTION 1. interest.

     Interest on this Debenture shall accrue at a rate per annum equal to 9 3/8%, from and after the date of the disbursement of funds hereunder (the "Original Issue Date"); provided, however, that (x) from and after the 120th day after the Original Issue Date to but excluding the date on which the Issuer has received all Required Approvals and the Restructuring has been consummated, the interest rate applicable to this Debenture shall increase by an additional 0.25% per annum, such increased interest rate to further increase by an additional 0.25% per annum for each subsequent 30-day period during which the Required Approvals have not been obtained or the Restructuring has not been consummated up to a maximum total rate of interest on the Debentures of 11.0% per annum (it being understood that from and after such time as all Required Approvals have been obtained and the Restructuring shall have been completed, the interest rate applicable to this Debenture shall return to 9 3/8% per annum) and (y) from and after the occurrence of an Event of Default and for so long as such Event of Default continues, the interest rate applicable to the Debenture shall increase by an additional 1.00% per annum over the otherwise then applicable rate. Interest shall be compounded quarterly and payable quarterly in cash in arrears on each March 20, June 20, September 20, and December 20 (each, an "Interest Payment Date"), beginning on June 20, 2001, to the holder of this Debenture at the close of business on the immediately preceding March 1, June 1, September 1 and December 1, respectively (whether or not a Business Day). Interest shall be calculated on the basis of a year of twelve 30-day months and the actual number of days elapsed.

     SECTION 2. PAYMENTS of principal and interest.

     Unless earlier converted or exchanged in accordance with the terms of
Section 4 or 5 below, or repaid in accordance with the terms hereof or redeemed pursuant to Section 3 below, the entire outstanding principal amount of this Debenture, together with any accrued and unpaid interest thereon, shall be due and payable on the Maturity Date. The parties agree that any payment of interest due to the Holder hereunder shall be net of any applicable withholding taxes due in respect of this Debenture.

     SECTION 3. REDEMPTION.

     (a) At the Option of the Issuer. This Debenture shall not be redeemable at the option of the Issuer at any time prior to the Maturity Date.

     (b) Mandatory Redemption At the Option of the Holders. At any time during the Put Term, the Requisite Holders and XL each have the right (the "Redemption Right") to require the Issuer or any Guarantor to redeem and repay all of the Debentures, at a redemption price (the "Redemption Price") initially equal to the higher of (i) 100% of the aggregate principal amount of the Debentures and
(ii) 100% of the aggregate of the then current market price of the Issuer's Common Shares into which the Debentures would be convertible pursuant to Section 5 at such time (calculated using the average closing price for a three-day trading period beginning on the second trading day following the public announcement of the exercise of such mandatory redemption right), in each case, plus accrued and unpaid interest thereon to the applicable redemption date; provided, however, that the Redemption Price shall increase by an additional 25 basis points for each subsequent 30-day period during the Put Term until all Required Approvals have been obtained and the Restructuring has been completed.

     (c) In the event the Requisite Holders or XL, as the case may be, desires to exercise the Redemption Right, such exercising party shall provide written notice thereof to the Issuer during the Put Term, setting forth (i) the fact that such Holder intends to exercise the Redemption Right and (ii) the date for such redemption, which shall be a Business Day and be between 10 and 15 days after the date of such notice. Upon receipt by the Issuer of any request to exercise a Redemption Right, the Issuer shall promptly provide written notification thereof to all Holders of Debentures.

     (d) On the applicable redemption date, (i) the holders of all Debentures shall tender the Debentures and the related MRM Voting Preferred Stock to the Issuer for cancellation, duly endorsed or assigned to the Issuer or in blank, at the principal executive office of the Issuer and (ii) the Issuer shall deliver to the address of the Holder described in Section 10 hereof immediately available funds in an amount equal to the aggregate principal amount of all Debentures tendered for redemption by such Holder.

     SECTION 4. EXCHANGE.

     (a) Exchange of Debenture for Newco Debentures. (i) The Holder shall have the right (the "Debenture Exchange Right") to exchange this Debenture, in whole or in part, at any time prior to the Newco Exchange Right Termination Date, for an equal principal amount of senior convertible debentures due 2006 of Newco (each, a "Newco Debenture" and, collectively, the "Newco Debentures"); provided, however, that only holders of Debentures in an aggregate principal amount of at least 20% of the principal amount of the Debentures then outstanding may exercise the first Debenture Exchange Right. The Newco Debentures shall be convertible into shares of common stock of Newco and otherwise have substantially the same terms and provisions of this Debenture (other than with respect to the exchange rights set forth in this Section 4). The Newco Debenture shall be substantially in the form of Exhibit A-2 attached to the Securities Purchase Agreement.

     (ii) In order to exercise the Debenture Exchange Right, the Holder shall provide written notice thereof to the Issuer and Newco, in the form of Annex I attached hereto, and setting forth (A) the fact that the Holder intends to exercise a Debenture Exchange Right, (B) the aggregate principal amount of this Debenture for which the Holder is exercising a Debenture Exchange Right and (C) the date for such exchange (the "Debenture Exchange Date"), which shall be a Business Day and be between 15 and 30 days after the date of such notice.

     (iii) On the Debenture Exchange Date, (A) the Holder shall tender this Debenture and the related MRM Voting Preferred Stock to the Issuer for cancellation, duly endorsed or assigned to the Issuer or in blank, at the principal executive office of the Issuer, (B) the Issuer shall cause Newco to issue, execute and deliver to the Holder, at the expense of Newco, (I) one or more Newco Debentures, registered in the name of the Holder (or its nominee or assignee), in an aggregate principal amount equal to the aggregate principal amount of this Debenture tendered to the Issuer in connection with the exercise of such Debenture Exchange Right and (II) a certificate representing shares of Newco Voting Preferred Stock entitling the holder thereof to voting rights in Newco equal to the aggregate voting rights of the Common Stock of Newco issuable to the Holder upon conversion of the Newco Debentures owned by such Holder, (C) in case this Debenture is exchanged in part only, upon such exchange, the Issuer shall execute and deliver to the Holder, at the expense of the Issuer, (I) a new Debenture of an authorized denomination in aggregate principal amount equal to the unexchanged portion of the aggregate principal amount of the Debenture tendered to the Issuer in connection with the exercise of such Debenture Exchange Right and (II) a certificate representing the related MRM Voting Preferred Stock and (D) the Issuer shall deliver to the Holder an opinion of counsel satisfactory to the Holder, in form and substance satisfactory to the Holder, to the effect that (w) Newco has been duly organized, is validly existing and in good standing, (x) the Newco Debenture has been duly authorized, executed and delivered to the Holder by Newco, (y) the Newco Debenture is a valid and binding obligation of Newco, enforceable against Newco in accordance with its terms (y) the Newco Voting Preferred Stock issued to such Holder has been duly authorized and will, upon issuance, be validly issued, fully paid and nonassessable.

     (b) Exchange of Debenture for Newco Common Stock. (i) The Holder shall have the right (the "Newco Common Stock Exchange Right") to exchange this Debenture, in whole or in part, at any time prior to the Newco Exchange Right Termination Date, for Common Stock of Newco; provided, however that only holders of Debentures in aggregate principal amount of at least 20% of the aggregate principal amount of the Debentures then outstanding may exercise the first Newco Common Stock Exchange Right. The number of shares of Common Stock of Newco issuable to the Holder upon each exchange of this Debenture pursuant to any exercise of a Newco Common Stock Exchange Right shall be equal to the amount that will result in the percentage ownership of the equity of Newco, on a Fully Diluted Basis (calculated as of the first such exchange), of the Holder following such exchange to be equal to the Newco Ownership Percentage.

     (ii) In order to exercise the Newco Common Stock Exchange Right, the Holder shall provide written notice thereof to the Issuer and Newco, setting forth (A) the fact that the Holder intends to exercise a Newco Common Stock Exchange Right, (B) the aggregate principal amount of this Debenture for which the Holder is exercising a Newco Common Stock Exchange Right and (C) the date for such exchange (the "Newco Common Stock Exchange Date"), which shall be a Business Day and be between 15 and 30 days after the date of such notice.

     (iii) On the Newco Common Stock Exchange Date, (A) the Holder shall tender this Debenture and the related MRM Voting Preferred Stock to the Issuer for cancellation, duly endorsed or assigned to the Issuer or in blank, at the principal executive office of the Issuer, (B) the Issuer shall cause Newco to issue, execute and deliver to the Holder, at the expense of Newco, shares of Common Stock of Newco, registered in the name of the Holder (or its nominee or assignee), in an amount equal to the Newco Ownership Percentage for the Holder,
(C) in case this Debenture is exchanged in part only, upon such exchange, the Issuer shall execute and deliver to the Holder, at the expense of the Issuer,
(I) a new Debenture of an authorized denomination in aggregate principal amount equal to the unexchanged portion of the aggregate principal amount of the Debenture tendered to the Issuer in connection with the exercise of such Debenture Exchange Right and (II) a certificate representing the related MRM Voting Preferred Stock, (D) the Issuer shall pay to the Holder an amount in cash equal to the accrued and unpaid interest on the portion of this Debenture surrendered by the Holder for exchange pursuant to exercise of a Newco Common Stock Exchange Right through but excluding the Newco Common Stock Exchange Date and (E) the Issuer shall deliver to the Holder an opinion of counsel, in form and substance satisfactory to the Holder, to the effect that (x) Newco has been duly organized and is validly existing and in good standing and (y) the Common Stock of Newco has been duly authorized and will, upon issuance, be validly issued, fully paid and nonassessable.

     (c) Issuer to Cause Newco to Reserve Common Stock. The Issuer shall, at all times up until the day after the Newco Common Stock Exchange Right Termination Date, cause Newco to reserve and keep available, free from preemptive rights, out of Newco's authorized but unissued Common Stock, for the purpose of effecting the conversion of the Newco Debentures and the exercise of the Newco Common Stock Exchange Right, the full number of shares of Common Stock of Newco then issuable upon conversion of all outstanding Newco Debentures and exchange of all outstanding Debentures.

     SECTION 5. CONVERSION.

     (a) Conversion Right and Conversion Price. Subject to and upon compliance with the provisions of this Section 5, at the option of the Holder hereof, this Debenture or any portion of the principal amount hereof may be converted into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Issuer determined by dividing the aggregate principal amount of the Debenture to be converted by the Conversion Price in effect at the time of conversion. The "Conversion Price" shall be initially $7.00; provided, however, that the Conversion Price shall be reduced by $0.20 beginning on September 17, 2001 and by an additional $0.20 on each monthly anniversary thereafter until the date on which all Required Approvals shall have been obtained and the Restructuring shall have been completed. The Conversion Price shall be adjusted in certain instances as provided in (i) through (vii) of Section 5(e) hereof.

     In the event this Debenture is converted after any Interest Payment Date but on or prior to the regular record date relating to the next succeeding Interest Payment Date, the Issuer shall, on the Conversion Date (as defined below), pay to the Holder the pro rata portion of interest due on the Holder's Debentures surrendered for conversion up to, but excluding, the Conversion Date. In the event this Debenture is converted after any regular record date and on or prior to the next succeeding Interest Payment Date, interest that is due on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name this Debenture is registered at the close of business on such regular record date. Except as otherwise expressly provided in the two immediately preceding sentences, in the event this Debenture is converted, interest which would become payable on an Interest Payment Date falling after the date of conversion of this Debenture shall not be payable.

     (b) Exercise of Conversion Right. The Holder of this Debenture may exercise its conversion right by delivering to the Issuer irrevocable written notice of such election, substantially in the form of Annex II attached hereto, at least five days prior to the Business Day designated in such notice as the date of conversion (the "Conversion Date"). Such notice shall also specify the principal amount of this Debenture to be converted. In the event any portion of this Debenture is to be converted, the Holder shall, on or before the Conversion Date, surrender the Debenture for cancellation together with the related MRM Voting Preferred Stock, duly endorsed or assigned to the Issuer or in blank, at the office or agency described in Section 10 hereof.

     The portion of this Debenture as to which the Holder shall have elected to convert shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holder as Holder shall cease as to such portion of this Debenture, and, upon conversion, the Holder shall be treated for all purposes as the record holder of Common Stock of the Issuer at such time. On the Conversion Date, the Issuer shall issue and deliver at the office or agency described in Section 10 hereof a certificate or certificates for the number of full shares of Common Stock of the Issuer issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 5(d).

     In the event this Debenture is converted in part only, upon such conversion the Issuer shall execute and deliver to the Holder, at the expense of the Issuer, (i) a new Debenture or Debentures of an authorized denomination in aggregate principal amount equal to the unconverted portion of the aggregate principal amount of such Debenture and (ii) a certificate representing the related MRM Voting Preferred Stock with voting rights equal to the aggregate voting rights of the Common Stock issuable upon conversion or exchange of such new Debenture.

     (c) Surrender of Debentures on Conversion Date. In the event the Holder wishes to exercise its right to convert this Debenture into Common Stock pursuant to Section 5(a) hereof, the Holder shall surrender to the Issuer Debentures in an aggregate principal amount at least equal to the applicable Conversion Price (as adjusted by Section 5(e), if applicable).

     (d) Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. If all or a portion of the principal amount of this Debenture shall be surrendered for conversion at one time, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debenture so converted. Instead of any fractional share of Common Stock, which would otherwise be issuable upon conversion of the Debenture (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined as provided in Section 5(e)(vi)) at the close of business on the Conversion Date.

     (e) Adjustment of Conversion Price. (i) In the event that the Issuer shall pay or make a dividend or other distribution on any class of its capital stock in Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock ("Common

Stock Equivalents"), the Conversion Price applicable to conversions of this Debenture in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock of the Issuer outstanding at the close of business on the date fixed for such determination and (B) the denominator shall be the sum of (x) such number of shares and (y) the total number of shares of Common Stock constituting such dividend or other distribution and shares of Common Stock issuable upon conversion, exercise or exchange of the Common Stock Equivalent constituting such dividend or other distribution, in each case, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph, the number of shares of Common Stock of the Issuer at any time outstanding shall not include shares held in the treasury of the Issuer or held by Subsidiaries of the Issuer but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock of the Issuer. The Issuer will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer or held by Subsidiaries of the Issuer.

     (ii) In case the Issuer shall issue Common Stock of the Issuer at a price per share less than the higher of the Conversion Price then in effect or the current market price per share (determined as provided in Section 5(e)(vi)) of the Common Stock of the Issuer on the date on which such Common Stock is issued, the Conversion Price applicable to conversions of Debentures of the Issuer in effect at the opening of business on the day following such date shall be reduced by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock of the Issuer outstanding at the close of business on such date plus the number of shares of Common Stock of the Issuer which the aggregate of the offering price of the total number of shares of Common Stock of the Issuer so issued or offered for subscription or purchase would purchase at the higher of such current market price or the Conversion Price and (B) the denominator shall be the sum of (x) the number of shares of Common Stock of the Issuer outstanding at the close of business on such date and (y) the number of shares of Common Stock of the Issuer so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such date.

     In case the Issuer shall issue Common Stock Equivalents of the Issuer with a conversion, exercise or exchange price per share that, together with the issuance price per share of such Common Stock Equivalents, is less than the higher of the Conversion Price then in effect or the current market price per share (determined as provided in Section 5(e)(vi)) of the Common Stock of the Issuer on the date on which such Common Stock Equivalents are issued, the Conversion Price applicable to conversions of Debentures in effect at the opening of business on the day following such date shall be reduced by multiplying such Conversion

Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock of the Issuer outstanding at the close of business on such date plus the aggregate number of shares of Common Stock of the Issuer that the sum of (x) the aggregate conversion, exercise or exchange price of all such Common Stock Equivalents and (y) the aggregate issuance price of all such Common Stock Equivalents would purchase if the sum of the conversion, exercise or exchange price, as applicable, per share of Common Stock of the Issuer and the issuance price of such Common Stock Equivalents were equal to the higher of such current market price or the Conversion Price and (B) the denominator shall be the number of shares of Common Stock of the Issuer outstanding at the close of business on such date plus the aggregate number of shares of Common Stock of the Issuer that are issuable upon conversion, exercise or exchange of all such Common Stock Equivalents at the actual conversion, exercise or exchange prices applicable to such Common Stock Equivalents, such reduction to become effective immediately after the opening of business on the day following such date.

     For the purposes of this clause (ii), the number of shares of Common Stock of the Issuer at any time outstanding shall not include shares of Common Stock held in the treasury of the Issuer or held by Subsidiaries of the Issuer but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Issuer will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Issuer or held by Subsidiaries of the Issuer. If any rights or warrants shall expire without having been exercised, the Conversion Price shall thereupon be readjusted to eliminate the amount of its adjustment due to their issuance.

     (iii) In case outstanding shares of Common Stock of the Issuer shall be subdivided into a greater number of shares of Common Stock, the Conversion Price applicable to conversions of this Debenture in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock of the Issuer shall each be combined into a smaller number of shares of Common Stock, the Conversion Price applicable to conversions of this Debenture in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (iv) In case the Issuer shall, by dividend or otherwise, distribute to holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any Common Stock Equivalents referred to in clause
(ii) of this Section, any dividend or distribution paid in cash out of the retained earnings of the Issuer at a rate not exceeding $0.07 per share per quarter and any dividend or distribution referred to in clause (i) of this Section), the Conversion Price applicable to conversions of this Debenture shall be adjusted so that the same shall equal the price determined by multiplying the applicable Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which (A) the numerator shall be the higher of the Conversion Price then in effect or the current market price per share (determined as provided in Section 5(e)(vi)) of the Common Stock of the Issuer on the date fixed for such determination less the then fair market value (as determined in good faith by the board of directors of the Issuer, whose determination shall be described in a board resolution delivered to the Holder) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock of the Issuer and (B) the denominator shall be such current market price per share of the Common Stock of the Issuer, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

     (v) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 5(k) applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock of the Issuer (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of clause (iv) of this Section), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock of the Issuer outstanding immediately prior to such reclassification into the number of shares of Common Stock of the Issuer outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (iii) of this Section).

     (vi) For the purpose of any computation under Section 5(d) or clauses (ii) and (iv) of this Section 5(e), the current market price per share of Common Stock of the Issuer on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Business Days selected by the Issuer commencing not less than 10 and no more than 20 Business Days before the day in question; provided, however, that the 10 consecutive Business Days selected for determination shall commence no earlier than three Business Days following the expiration of the Put Period. The closing price for each day shall be the closing price for such day reported in The Wall Street Journal or, if not so reported, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock of the Issuer is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by such Issuer for that purpose. In the absence of one or more such sale prices, quotes or bid and asked prices, the board of directors of the Issuer shall determine the current market price based on (A) the most recently completed arm's-length transaction between the Issuer and a Person other than an Affiliate of the Issuer and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (B) if no such transaction shall have occurred on such date or within such six-month period, the value of the Common Stock most recently determined as of a date within the six months preceding such date by a nationally recognized investment banking firm or appraisal firm which is not an Affiliate of the Issuer (an "Independent Financial Advisor") or (C) if neither clause (A) nor (B) is applicable, the value of the Common Stock determined as of such date by an Independent Financial Advisor.

     (vii) In addition to the reductions in the Conversion Price that are required by clauses (i), (ii), (iii) and (iv) of this Section, the Issuer will make such reductions in the Conversion Price (A) as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients and (B) as may be necessary to account for any adjustments to conversion, exercise or exchange prices or rates made to any Common Stock Equivalents of the Issuer after the Original Issue Date, the result of which is that the conversion, exercise or exchange price or rate applicable to such Common Stock Equivalents is below the higher of the Conversion Price or the current market price per share (determined as provided in Section 5(e)(vi)) of the Common Stock of the Issuer, in each case in effect on the date of such adjustment.

     (f) Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

          (i) the Issuer shall compute the adjusted Conversion Price in accordance with Section 5(a) and shall prepare a certificate signed by the Chief Financial Officer of the Issuer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of this Debenture pursuant to Section 10; and

          (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall be mailed by the Issuer together with a copy of the certificate prepared in accordance with subsection (i) above to the Holder at its last address as it shall appear in the Debenture Register as soon as practicable after such adjustment.

          (g) Notice of Certain Corporate Action. In case:

          (i) the Issuer shall declare a dividend (or any other distribution) on its Common Stock payable other than in cash out of its retained earnings at a rate not in excess of $0.07 per share per quarter; or

          (ii) the Issuer shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (iii) of any reclassification of the Common Stock of the Issuer, or of any consolidation or merger to which the Issuer is a party and for which approval of any of its shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Issuer; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer;

then the Issuer shall cause to be filed at each office or agency maintained for the purposes of conversion of this Debenture pursuant to Section 10, and shall cause to be mailed to the Holder at its last address as it shall appear in the Debenture Register, at least 20 days (or 10 days in any case specified in clause
(i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice describing such event in reasonable detail and stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of record of such Issuer's Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of the Issuer's Common Stock shall be entitled to exchange their shares of Common Stock of the Issuer for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     (h) Taxes on Conversions. The Issuer will pay any and all transfer or stamp taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of this Debenture pursuant hereto. The Issuer shall not, however, be required to pay any income tax payable with respect to conversion of this Debenture or any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Issuer the amount of any such tax, or has established to the satisfaction of the Issuer that such tax has been paid.

     (i) Covenant as to Common Stock. The Issuer covenants that all shares of Common Stock which may be issued upon conversion of this Debenture will, upon issue, be validly issued, fully paid and nonassessable and, except as provided in Section 5(h), the Issuer will pay all taxes, liens and charges with respect to the issue thereof.

     (j) Cancellation of Converted Debenture. In the event this Debenture is delivered for conversion, in whole or in part, it and the related MRM Voting Preferred Stock shall be delivered to and canceled by the Issuer.

     (k) Provisions in Case of Consolidation, Merger or Sale of Assets. In case of any consolidation of the Issuer with, or merger of the Issuer into, any other Person, any merger of another Person into the Issuer (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Issuer) or any sale or transfer of all or substantially all of the assets of the Issuer, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver a supplement to this Debenture providing that the Holder of this Debenture shall have the right thereafter to convert this Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares (including fractional shares) of Common Stock of the Issuer into which this Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Issuer (i) is not a Person with which the Issuer consolidated or into which the Issuer merged or which merged into the Issuer or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer; provided, however, that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Issuer held immediately prior to such consolidation, merger, sale or transfer by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplement to this Debenture shall provide for adjustments which, for events subsequent to the effective date of the event which triggers the requirement of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 5(k). The above provisions of this Section 5(k) shall similarly apply to successive consolidations, mergers, sales or transfers.

     (l) No Impairment. The Issuer will not, by amendment of its memorandum of association or bye-laws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

     (m) Certain Limitations on Voting and Conversion Rights. (i) In the event that the Conversion Date in respect of any exercise by the Holder of its right to convert this Debenture into Common Stock of the Issuer pursuant to this
Section 5 occurs prior to the time that the Form A approvals relating to the Transactions shall have been received by the Issuer, then, until such time as such Form A approvals are received by the Issuer, the Common Stock issuable to the Holder upon each conversion of this Debenture shall be limited in its voting rights to the Maximum Voting Right Percentage. The limitations on voting rights contained in this Section 5(m)(i) shall not in any way restrict the ability of the Holder to exercise its right to convert all or any portion of this Debenture. In addition, the provisions of this Section 5(m)(i) shall not in any manner restrict or otherwise affect the economic ownership percentage represented by the Common Stock of the Issuer issued in connection with any conversion of this Debenture; and

     (ii) In the event that the Conversion Date in respect of any exercise by the Holder of its right to convert this Debenture into Common Stock of the Issuer pursuant to this Section 5 occurs prior to the time that the shareholder approvals relating to the Transactions shall have been received by the Issuer, then, until such time as such shareholder approvals are received by the Issuer, the number of shares of Common Stock issuable to the Holder upon each conversion of this Debenture shall be limited to the Maximum Conversion Right Percentage.

     (n) When De Minimis Adjustment May Be Deferred. No adjustment in the number of shares of Common Stock of the Issuer issuable upon conversion of Debentures need be made unless the adjustment would require an increase or decrease of at least 1% in the number of shares of Common Stock issuable upon conversion of all Debentures. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Section 5 shall be made to the nearest 1/100th of a share.

     SECTION 6. AFFIRMATIVE COVENANTS.

     The Issuer hereby agrees for the benefit of the Holder that, from and after the date hereof, so long as any Debentures remain outstanding and unpaid or any other amount is ow-ing to the Holder under any Transaction Document, it will deliver to the Holder, or cause to be delivered to the Holder, the following materials and information:

     (a) Information.

          (i) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (A) consolidated and consolidating balance sheets of the Issuer and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, cash flows and shareholders' equity (deficit) for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth, in each case, in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, accompanied by a certificate of the chief financial officer or the chief accounting officer of the Issuer to the effect that they fairly present the financial condition at such dates and the results of operations and cash flows for such periods and were prepared in accordance with GAAP (or, in the case of the Insurance Subsidiaries, Statutory Accounting Principles prescribed or permitted by the Insurance Acts), subject to year-end audit adjustments (consisting only of normal recurring accruals),
     (B) if the Holder is a holder of at least 10% of the outstanding Debentures, such operating information of the Issuer as may be reasonably requested by the Holder and (C) if the Holder is a holder of at least 10% of the outstanding Debentures, a comparison of the results of such quarter against the operating plan and budget, together with an explanation of any deviations therefrom;

          (ii) As soon as available and in any event within 90 days after the end of each fiscal year, (A) consolidated and consolidating balance sheets of the Issuer and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and shareholders' equity (deficit) for such fiscal year, setting forth, in each case, in comparative form the figures for the previous fiscal year, accompanied by a certificate of the chief financial officer or the chief accounting officer of the Issuer to the effect that they fairly present the financial condition at such dates and the results of operations and cash flows for such periods and were prepared in accordance with GAAP (or, in the case of the U.S. Insurance Subsidiaries, Statutory Accounting Principles prescribed or permitted by the Insurance Acts) and a report (unqualified as to scope) of a firm of independent public accountants of nationally recognized standing, (B) if the Holder is a holder of at least 10% of the outstanding Debentures, a "management letter" from such firm regarding the internal control structure of the Issuer and (C) if the Holder is a holder of at least 10% of the outstanding Debentures, and in exchange for the express agreement of such Holder to keep such information confidential, an opinion in form and substance reasonably satisfactory to the Holder as to the loss reserves of the Insurance Subsidiaries as of the end of such fiscal year by

     Tillinghast, Towers & Perrin or another actuarial consultant selected by the Issuer and acceptable to the Holder;

          (iii) If the Holder is a holder of at least 10% of the outstanding Debentures, as soon as available and in any event within 60 days after the end of each fiscal quarter, the results of the "early warning" tests described in Section 7(m) and any supporting documentation requested by the Holder;

          (iv) If the Holder is a holder of at least 10% of the outstanding Debentures, as soon as available, prior to the beginning of each fiscal year and in exchange for the express agreement of such Holder to keep such information confidential, an annual budget and operating plan of the Issuer, including an investment policy and plan, presented on a quarterly basis for such fiscal year;

          (v) If the Holder is a holder of at least 10% of the outstanding Debentures and in exchange for the express agreement of such Holder to keep such information confidential, as soon as available, annual financial projections (including forecasted consolidated and consolidating balance sheets of the Issuer and its Subsidiaries and the related consolidated statements of income, cash flows and shareholders' equity (deficit)) for the fiscal years ending December 31, 2001 through December 31, 2006 (including monthly financial projections) and containing all material assumptions relating to such projections and data, accompanied by a statement by the Issuer that such projections are based on assumptions believed by it in good faith to be reasonable as to the future financial performance of the Issuer;

          (vi) If the Holder is a holder of at least 10% of the outstanding Debentures and in exchange for the express agreement of such Holder to keep such information confidential, as soon as available, and in any event within 30 days after the filing thereof, copies of annual and quarterly reports and all other filings of the Insurance Subsidiaries filed with the Insurance Departments;

          (vii) In exchange for the express agreement of the Holder to keep such information confidential, promptly following the occurrence thereof, notice and a description in reasonable detail of any material adverse change in the assets, liabilities, business, results of operations, condition (financial or otherwise), Permits or prospects of the Issuer and its Subsidiaries taken as a whole;

          (viii) As soon as available, copies of all reports and memoranda relating to the current status of the Restructuring and copies of all related applications, agreements and other documents executed in connection with the Restructuring;

          (ix) If the Holder is a holder of at least 10% of the outstanding Debentures and in exchange for the express agreement of such Holder to keep such information confidential, from time to time such additional information regarding the financial position or business of the Issuer or any of its Subsidiaries as the Holder may reasonably request; and

          (x) In exchange for the express agreement of such Holder to keep such information confidential, copies of any presentation made by the Issuer or any of its Subsidiaries to S&P, Moody's, A.M. Best Company or any other rating agency.

     (b) Payment of Obligations. It will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective obligations and liabilities, including tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     (c) Maintenance of Property; Insurance.

          (i) It will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (ii) It will maintain, and will cause each of its Subsidiaries to maintain, (A) with financially sound and responsible insurance companies, insurance in at least such amounts and against such risks as are usually insured against in the same general areas by companies of established repute of similar size that are engaged in the same or a similar business and (B) such other insurance coverage in such amounts and with respect to such risks as the Purchaser may reasonably request. It will deliver to the Holder (x) upon request from time to time, full information as to the insurance carried, (y) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Debenture and (z) within five days of receipt, any notice of any cancellation or nonrenewal of coverage for the Issuer or any of its Subsidiaries.

     (d) Conduct of Business and Maintenance of Existence. It will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Issuer and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business, except in each case as required or contemplated by the Restructuring.

     (e) Compliance with Laws and Contractual Obligations. It will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Entities, and with all contractual obligations, except where compliance in all material respects therewith is contested in good faith by appropriate proceedings, including, without limitation, with respect to itself and each member of the ERISA Group, (i) maintaining each Plan in compliance, in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other applicable law; (ii) causing each Plan which is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (iii) making all required contributions to any Plan subject to Section 142 of the Internal Revenue Code.

     (f) Inspection of Property, Books and Records. It will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, and will cause each of its Subsidiaries to permit (during normal business hours and, unless a Default shall have occurred and be continuing, upon reasonable advance notice) officers, attorneys, agents and other representatives of the Holder to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective directors, officers, senior employees, independent public accountants and actuaries as often as may reasonably be requested.

     (g) Reservation of Common Stock. It will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or out of Common Stock held by a Subsidiary of the Issuer, for the purpose of effecting the conversion of the Debentures, the full number of shares of Common Stock then issuable upon the conversion of this Debenture and all outstanding Debentures.

     (h) Covenant to Guarantee. (i) At any time that any Subsidiary of the Issuer (A) shall be formed or acquired by the Issuer, including Newco (other than a U.S. Insurance Subsidiary) and such Subsidiary constitutes a Significant Subsidiary, (B) becomes a Significant Subsidiary or (C) shall guarantee any Debt of the Issuer or Newco other than the Debentures, then, in each such case, the Issuer will, at its expense:

          (A) within ten days after such event, cause each such Subsidiary to duly authorize, execute and deliver to the Holder a Guaranty, substantially in the form of Annex III attached hereto;

          (B) within ten days after such event, deliver to the Holder a signed copy of a legal opinion, addressed to the Holder, of counsel for the Issuer reasonably acceptable to the Holder, as to such Guaranty being a legal, valid and binding obligation of such party thereto, enforceable in accordance with its terms and as to such other matters as the Holder may reasonably request; and

          (C) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such action as the Holder may deem necessary or reasonably desirable to obtain the full benefits of such Guaranty.

          (ii) Upon any exchange of this Debenture for a Newco Debenture pursuant to Section 4(a):

          (A) Mutual Risk Management Ltd. and Mutual Group Ltd. will immediately authorize, execute and deliver to the Holder a Guaranty, substantially in the form of Annex IV attached hereto;

          (B) within ten days after such exchange, deliver to the Holder a signed copy of a legal opinion, addressed to the Holder, of counsel for the Issuer reasonably acceptable to the Holder, as to such Guaranty being a legal, valid and binding obligation of such party thereto, enforceable in accordance with its terms and as to such other matters as the Holder may reasonably request; and

          (C) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such action as the Holder may deem necessary or reasonably desirable to obtain the full benefits of such Guaranty.

     (i) Insurance. It will maintain, in full force and effect, executive risk insurance in an amount which the Issuer reasonably believes to be sufficient for the conduct of its business.

     (j) Compliance Certificate. Concurrently with the delivery of each of the financial statements required by Sections 6(a)(i) and (ii), it will deliver to the Holders a compliance certificate by the Chief Financial Officer of the Issuer stating that the Issuer and its Subsidiaries are in compliance with each covenant contained in this Debenture, together with the calculations demonstrating such compliance in reasonable detail.

     SECTION 7. NEGATIVE COVENANTS.

     The Issuer hereby agrees for the benefit of the Holder that, from and after the date hereof and so long as any portion of this Debenture remains outstanding and unpaid or any other amount is owing to the Holder under any Transaction Document, without the prior written consent of the Requisite Holders (which consent, in the case of Section 7(i), shall not be unreasonably withheld):

     (a) Restrictions on Amendments of Governance Documents. It will not, directly or indirectly, amend, and will not suffer, cause or permit to be amended, the memorandum of association, bye-laws or any other organizational document of the Issuer or any of its Significant Subsidiaries, or any partnership or shareholder agreement to which the Issuer or any of its Significant Subsidiaries is a party.

     (b) Prohibition on Restricted Payments. It will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Payment other than, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) quarterly dividends to all shareholders of the Issuer, pro rata, in an amount no greater than $0.07 per share per quarter, (ii) the dividend or distribution by the Issuer of shares of Newco in order to comply with Section 2.1(b)(ii) of the Debenture Registration Rights Agreement entered into in connection with the issuance of the Debentures,
(iii) Restricted Payments made to the Issuer or any Guarantor, (iv) Restricted Payments made to the holders of the Debentures pro rata based on the principal amount of Debentures held by each Holder, (v) dividends on Policy Holder Preferred Shares made solely in connection with the CRM business and determined in a manner consistent with past practices and (vi) dividends made in respect of shares issued pursuant to the Hemisphere Restricted Stock Plan and the repurchase of such shares, in each case in accordance with such plan and consistent with past practices.

     (c) Consolidations and Mergers. It will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into, or acquire, any other Person; provided, however, that the foregoing shall not prohibit (i) a merger of a Subsidiary of the Issuer with and into the Issuer or a Subsidiary, (ii) a merger or consolidation of the Issuer with a Subsidiary or any other Person incorporated under the laws of Bermuda or a state of the United States, if the Issuer is the surviving corporation and continues to be a Bermuda company and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (iii) the Restructuring or
(iv) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, acquisitions of Persons in the same or substantially the same business as the Issuer and its Subsidiaries for aggregate consideration of no more than $30.0 million in any twelve-month period.

     (d) Investments. It will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment, other than (i) Investments pursuant to the Issuer's investment policy as adopted by the Issuer's board of directors and in accordance with the Issuer's annual plan and budget, (ii) after the completion of the Restructuring, the Investment of up to $80.0 million of the net proceeds from the original issuance of the Debentures into the Issuer's U.S. Insurance Subsidiaries, as contemplated by the Securities Purchase Agreement, (iii) Investments in Subsidiaries of the Issuer made in connection with the Restructuring, (iv) Investments in the Collateral Account (as defined in the Securities Purchase Agreement) and in Cash Equivalents and U.S. Government Obligations (as defined in the Collateral Agreement), (v) Investments by Subsidiaries of the Issuer in the Issuer or any Guarantor and (vi) other Investments not exceeding $10.0 million in the aggregate outstanding at any one time.

     (e) Limitation on Incurrence and Repayment of Debt.

          (i) It will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume or suffer to exist any Debt; provided, however, that the foregoing shall not prohibit the issuance or existence of (A) the Debentures (including any Guarantees thereof), (B) the Existing Bank Debt and any Permitted Refinancings thereof, (C) Debt in an aggregate principal amount not in excess of $32.0 million consisting of, or issued in connection with, the RHINOS, (D) no more than $15.0 million of principal amount of accreted value of other Debt of the Issuer outstanding on the Original Issue Date, (E) additional Debt of the Issuer in an aggregate principal amount not to exceed $22.0 million at any one time outstanding; provided, however, that any Debt incurred pursuant to this clause (E) shall be subordinated to the Debentures pursuant to subordination provisions in form and substance satisfactory to the Requisite Holders and (F) Debt consisting of reimbursement obligations (or guarantees thereof) in respect of letters of credit issued under a letter of credit facility entered into solely in connection with the issuance of Policy Holder Preferred Shares consistent with past practices.

          (ii) It will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, make any voluntary principal pre-payments in respect of any Debt, whether at or prior to its stated maturity, other than
     (A) the Debentures in accordance with their terms, (B) Permitted Refinancings of the Existing Bank Debt in accordance with the terms of the Existing Bank Agreement as in effect on the date hereof, (C) Debt consisting of, or issued in connection with, the RHINOS in an aggregate principal amount not in excess of $32.0 million and (D) reimbursement obligations (or guarantees thereof) in respect of letters of credit issued under a letter of credit facility entered into solely in connection with the issuance of Policy Holder Preferred Shares consistent with past practices.

     (f) Negative Pledge. It will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for (i) Liens which may be created in the ordinary course of business (it being understood that no Lien securing Debt shall be deemed to have been created in the ordinary course of business), (ii) Liens on funds deposited into the Collateral Account (as defined in the Collateral Agreement) and other Liens on assets of the Issuer and its Subsidiaries in favor of the holders of the Debentures, (iii) Liens securing letters of credit issued under a letter of credit facility entered into solely in connection with the issuance of Policy Holder Preferred Shares, consistent with past practices, (iv) Liens on assets of the Issuer or any of its Subsidiaries that are junior to first priority Liens securing the Debentures on such assets and (v) after the expiration of the Put Term, Liens securing the Debentures, the Existing Bank Debt, any Permitted Refinancing of Existing Bank Debt, Debt permitted under Section 7(e)(i)(E) hereof, and the RHINOS on a pari passu basis.

     (g) Transactions with Affiliates. It will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets to, purchase any assets from, or participate in, or effect or suffer to exist any other transaction with, or for the benefit of, any Affiliate of the Issuer or any Related Person, except (i) upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's-length transaction with an unrelated Person and pursuant to the reasonable requirements of its business or (ii) as contemplated by this Debenture and the Securities Purchase Agreement (including, without limitation, the Restructuring).

     (h) Fundamental Changes. It will not, and will not cause or permit any of its Subsidiaries to, wind-up, liquidate or dissolve their respective affairs, except any such action taken with the unanimous consent of the Issuer's board of directors. It will not, and will not cause or permit any of its Subsidiaries to, commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to themselves or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seek the appointment of a trustee, receiver, liquidation, custodian or other similar official of them or any substantial part of their prop-erty, or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against them, or make a general assignment for the benefit or creditors, or fail generally to pay their respective debts as they become due or on demand, or take any corporate action to authorize any of the foregoing, except any such action taken with the unanimous consent of the Issuer's board of directors.

     (i) Business. It will not, and will not cause or permit any of its Subsidiaries to, make any material change in the nature of its business or its underwriting strategy or investment policy other than as expressly contemplated by the Restructuring.

     (j) Limitation on Restrictions Affecting Subsidiaries. It will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, enter into, or suffer to exist, any consensual agreement with any Person which prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions or pay any Debt owed to the Issuer or any of its Subsidiaries, (ii) make loans or advances to the Issuer or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Subsidiaries, except for such agreement or restrictions existing under or by reason of any of the following:

     (A) The Debentures, any agreement in effect on the Original Issue Date, including the Existing Bank Debt Documents and the documents governing the terms of any Permitted Refinancing thereof;

     (B)  The Newco Debentures;

     (C) Customary non-assignment provisions of any lease governing a leasehold interest of the Issuer or any of its Subsidiaries;

     (D) Any agreement or other instrument of a Person acquired by the Issuer or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or properties or assets of any Person, other than the Person, or the Property or assets of the Person, so acquired; and

     (E) Any limitations under applicable laws as to dividends payable by Insurance Subsidiaries.

     (k) Minimum Capital and Surplus. It will not permit its U.S. Insurance Subsidiaries' capital and surplus, as defined in the Pennsylvania or Illinois Insurance

Code, as applicable, to be less than the greater of (i) the minimum amount required under any applicable insurance law to which it is subject and (ii) $350.0 million in any quarterly period beginning May 1, 2001.

     (l) Maximum Combined Ratio. The statutory "combined ratio" for the Issuer's U.S. Insurance Subsidiaries, measured with respect to all business written by the Insurance Subsidiaries as the sum for such U.S. Insurance Subsidiaries of
(i) the Loss Ratio and (ii) the Expense Ratio, shall not exceed 125%. The Issuer will measure the statutory combined ratio for the previous 12 months as of the end of each fiscal quarter. In the event such statutory combined ratio exceeds 120%, the Issuer and the U.S. Insurance Subsidiaries will establish and implement a plan in order to lower the statutory combined ratio below 115%.

     (m) Minimum Risk-Based Capital. It will not permit the Risk-Based Capital for any U.S. Insurance Subsidiary to be less than 175% of the Authorized Control Level and for all such U.S. Insurance Subsidiaries (collectively, on a combined basis) to be less than 175% of the Authorized Control Level. The Issuer will measure Risk-Based Capital as of each December 31, commencing December 31, 2001, and will run the "early warning" tests established by the NAIC as of each March 31, June 30, September 30 and December 31, commencing June 30, 2001. If the Issuer and the U.S. Insurance Subsidiaries fail to comply with any such "early warning" tests, the Issuer and the U.S. Insurance Subsidiaries will establish and implement a plan in order to improve such test results. In no event will the Issuer and the U.S. Insurance Subsidiaries fail to comply with more than three such "early warning" tests.

     (n) Limitation on Asset Sales. It will not, and will not cause or permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Issuer or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) the consideration received for the assets sold by the Issuer or such Subsidiary, as the case may be, in such Asset Sale are in the form of cash or Cash Equivalents, in each case received at the time of such Asset Sale. It will not, and will not cause or permit any of its Subsidiaries to, in a single transaction or a series of related transactions, directly or indirectly, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Issuer and its Subsidiaries to any Person other than the Issuer or any of its wholly owned Subsidiaries.

     (o) Restrictions on Certain Equity Issuances. It will not issue any Capital Stock or any Common Stock Equivalents (other than pursuant to employee stock option plans in effect on the Original Issue Date and other than upon conversion of the Debentures) until at least 30 days following the date on which the Required Approvals have been obtained and the Restructuring has been consummated; provided, however, that the Issuer may comply with its obligations under the RHINOS and the documents executed in connection therewith.

     (p) Restrictions on Amendments of Existing Debt. It will not, and will not cause or permit any of its Subsidiaries to, amend, supplement or otherwise modify any of the Existing Bank Debt Documents or any of the documents related to the RHINOS (or permit any of the foregoing) without the prior written consent of the Requisite Holders, which consent will not be unreasonably withheld or delayed, other than as may be necessary in order to complete the Restructuring; provided, however, that after the earlier of (i) the addition of Newco as a Guarantor of the Debentures and (ii) the exchange of at least 51% of the Convertible Exchangeable Debentures due 2006 of the Issuer issued on the Original Issue Date for Newco Common Stock or Newco Debentures (or any combination thereof) pursuant to Section 3 hereof, the Existing Bank Debt Documents may be amended solely to add Newco as an additional obligor thereunder.

     (q) Restrictions on Amendment of Certain CRM Documents. It will not, and will not cause or permit any of its Subsidiaries to, amend or modify any of the agreements or arrangements between Newco or any of its Subsidiaries and the Issuer or any of its Subsidiaries relating to the retention of a portion of any premium by, or the payment of any fees to, the Issuer or any of its Subsidiaries in connection with the writing of the underlying insurance policies related to the CRM business.

     (r) Consolidated Debt to Consolidated Total Capital Ratio. It will not permit the ratio of Consolidated Debt to Consolidated Total Capital to exceed
(i) 0.50 to 1 at any time from the Original Issue Date to March 21, 2002, or
(ii) 0.45 to 1 at any time thereafter.

     (s) Shareholders' Equity. It will maintain a Shareholders' Equity which is not at any time less than the sum of (i) $350.0 million (without giving effect to no more than $15.0 million of adjustments required by FASB 115), plus (ii) 50% of cumulative positive consolidated net income (without deduction for any net loss for any period) of the Issuer and its Subsidiaries after March 31, 2001.

     (t) No Change in Accounting. It will not, and will not cause or permit any of its Subsidiaries to, make any material change in any accounting policy or practice including, without limitation, with respect to accounting for loss reserves and/or reinsurance recoverables other than any such changes that are required by law or any order of any Governmental Entity having jurisdiction over the Issuer or any such Subsidiary.

     (u) XL Consent Rights. Until the earlier of such time as XL owns less than 20% of the principal amount of outstanding Debentures or such time as 80% or more of the principal amount of Debentures originally issued on the Original Issue Date are converted to Common Stock of the Issuer in accordance with
Section 5, (x) it will not, and will not cause or permit any of its Subsidiaries to, enter into or consummate any transaction described in the foregoing Sections 7(a), 7(c), 7(h), 7(i), 7(p), 7(q) and 7(t) without the prior written consent of XL and (y) XL shall have the right to approve the Insurance Subsidiary or other entity that writes the principal insurance policies relating to the CRM business in connection with the Issuer's IPC (i.e., rent-a-captive) companies. ---

     SECTION 8. EVENTS OF DEFAULT.

     (a) Events of Default. If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

          (i) there shall be a failure to pay when due (whether at maturity, upon mandatory redemption, acceleration or otherwise) all or any part of the principal of this Debenture;

          (ii) there shall be a failure to pay when due all or any part of the interest or premium due on this Debenture or any other amount payable by the Issuer or any of its Subsidiaries to the Holder under any Transaction Document, which failure remains unremedied for a period of 10 days after the due date thereof;

          (iii) the Issuer or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in Sections 7(a), 7(b), 7(f), 7(h), 7(j), 7(q), 7(r) or 7(s) of this Debenture;

          (iv) the Issuer or any of its Subsidiaries shall fail to observe or perform any of its other agreements or covenants hereunder (other than those covered by clauses (i), (ii) and (iii) above) or in any other Transaction Document and such failure continues for 30 days;

          (v) any representation, warranty, certification or statement made by the Issuer or any of its Subsidiaries in any Transaction Document shall prove to have been untrue, misleading or inaccurate in any material respect when made or deemed made;

          (vi) (A) the Issuer or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any Debt (including the Existing Bank Debt) with an aggregate principal amount in excess of $5.0 million beyond the grace period, if any, or the holder or holders of any Debt with an aggregate principal amount in excess of $5.0 million shall have accelerated the maturity of such Debt as a result of an event of default thereunder or (B) at any time prior to the expiration of the Put Term, any principal amount of the Existing Bank Debt or the RHINOS shall become due or payable for any reason or the holders of any Existing Bank Debt or RHINOS shall have the right to accelerate the maturity thereof;

          (vii) the Issuer or any of its Subsidiaries commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally, or admits in writing its inability, to pay its debts as they become due or on demand, or takes any corporate action to authorize any of the foregoing;

          (viii) an involuntary case or other proceeding is commenced against the Issuer or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such case or proceeding continues undismissed or undischarged for a period of 30 days, or an order for relief is entered against the Issuer or any of its Subsidiaries under the U.S. Bankruptcy Code or any other bankruptcy or insolvency law;

          (ix) any material attachment, sequestration or similar proceeding (each, a "Proceeding") shall be filed against any assets or properties of the Issuer or any of its Subsidiaries, which Proceeding remains undischarged, unbonded by the Issuer or undismissed for a period of 30 days after the commencement thereof;

          (x) one or more judgments for the payment of money shall be rendered against the Issuer or any of its Subsidiaries for an amount in excess of $5.0 million and such judgment(s) shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

          (xi) a Change of Control Event shall occur; or

          (xii) any insurance license or other authorization or permit necessary for the conduct by any Insurance Subsidiary of its business is revoked or withdrawn or otherwise fails to be in full force and effect, which failure, revocation or withdrawal, in the judgment of the Holder, has a material adverse change in the assets, liabilities, busi-ness, results of operations, condition (financial or otherwise), Permits or prospects of the Issuer and its Subsidiaries taken as a whole.

then, and in every such occurrence, unless at such time all obligations under the Transaction Documents have been paid in full in cash, the holders of at least 25% in aggregate principal amount of the outstanding Debentures may, by notice to the Issuer, declare all amounts under the Debentures and all other amounts owing to the holders of Debentures under the Transaction Documents (together with accrued interest thereon) to be, and the Debentures and such other Debt held by the Holder and the other holders of Debentures shall thereon become, immediately due and payable; provided, however, that in the case of any of the Events of Default specified in clause (vii) or (viii) above then, without any notice to the Issuer or any other act by any holder, the entire principal amount of the Debentures and such other Debt and amounts owing to the holders of Debentures, together with accrued interest thereon, shall become immediately due and payable; provided, further, however, that in the case of an Event of Default specified in clause (vi)(B) above, then any Holder may, by notice to the Issuer, declare all amounts under the Debenture held by such Holder to be immediately due and payable.

     The rights provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.

     (b) Waivers of Defaults. The Requisite Holders, by notice to the Issuer, may waive an existing Default and its consequences; provided, however, that a waiver of a Default described under Sections 8(a)(i) or (ii) shall not be effective as to any holder without its consent. When a Default is waived, it is cured and ceases, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 9. GUARANTEE.

     (a) The Guarantee. Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Holder and its successors and assigns the prompt payment in full when due (whether at stated maturity, upon mandatory redemption, by acceleration or otherwise) of the principal of and interest on this Debenture and all other amounts from time to time owing to the Holder under any Transaction Document (such obligations being herein collectively called the "Guaranteed Obligations"). Each of the Guarantors hereby further agrees that if the Issuer shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     (b) Obligations Unconditional. The Guaranteed Obligations are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Issuer under any Transaction Document, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 9(b) that the Guaranteed Obligations shall be absolute, irrevocable and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional as described above:

          (i) at any time or from time to time, without notice to any of the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of any Transaction Document shall be done or omitted; or

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any Transaction Document shall be amended, modified or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

     Each of the Guarantors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Purchaser or the Holder exhaust any right, power or remedy or proceed against the Issuer under any Transaction Document, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Each of the Guarantors waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Holder upon this guarantee or acceptance of this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Holder, and the Guaranteed Obligations shall not be conditioned or contingent upon the pursuit by the Holder or any other Person at any time of any right or remedy against the Issuer or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the issuer and its successors and assigns thereof, and shall inure to the benefit of the Holder, and its successors and assigns.

     (c) Subrogation; Subordination. Each of the Guarantors hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 9(a), whether by subrogation or otherwise, against the Issuer or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of the Issuer now or hereafter owing to any of the Guarantors by reason of any payment by such Guarantor under this Section 9 is hereby subordinated to the prior payment in full of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of the Issuer to such Guarantor until the Guaranteed Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, a Guarantor shall prior to the payment in full of its Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Holder and paid over to the Holder on account of its Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

     (d) Limitation on Guarantee. Each Guarantor and by its acceptance hereof the Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holder and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to subsection (e) below, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

     (e) Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer's obligations with respect to any Debentures or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the obligations of its Guarantee), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Issuer in respect of the obligations of such Guarantor under its Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

     SECTION 10. REGISTRATION; EXCHANGE, SUBSTITUTION OF DEBENTURES.

     (a) Registration of Debentures. The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of this Debenture (the "Debenture Register"). The name and address of each holder of Debentures, each transfer of this Debenture and the related MRM Voting Preferred Stock and the name and address of each transferee of one or more Debentures shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name this Debenture shall be registered shall be deemed and treated as the owner and Holder hereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to the Holder of at least 5% of the original aggregate principal amount ($112.5 million) of all Debentures promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Debentures.

     (b) Transfer and Exchange of Debentures. (i) So long as XL owns any Debentures, any transfer of this Debenture or portion hereof shall be subject to the prior written approval of XL, such approval not to be unreasonably withheld (it being understood that it is reasonable for XL to withhold its approval of any proposed transfer of this Debenture or portion hereof to a competitor of the Issuer or XL or to any investor whose ownership might, in the judgment of XL, adversely affect the tax status of the Issuer, Newco, XL or any of their respective Subsidiaries or shareholders). In the event the Holder desires to transfer this Debenture or any portion hereof, the Holder shall deliver to XL written notice of such intention (such notice shall identify the amount to be transferred and the identity of the proposed transferee) at XL Insurance Ltd., c/o XL Capital Ltd., XL House, One Bermudiana Road, Hamilton HM 11, Bermuda, telecopy: (441) 292-8618, Attention: Paul Giordano. XL shall notify the Holder in writing by 5:00 p.m. (Bermuda time) on the fifth Business Day following its receipt of written notice from the Holder of its request to transfer this Debenture or portion hereof of its decision whether to approve such transfer and, if its decision is not to approve such transfer, its reasons therefor. The failure by XL to notify the Holder of its decision to approve a proposed transfer within such time period shall be deemed to be an approval by XL of the proposed transfer. Notwithstanding the foregoing, the holders of the RHINOS Debentures will have the right to transfer the RHINOS Debentures, subject to applicable securities laws, to any institutional portfolio or hedge fund investor (other than a direct or indirect competitor of the Issuer or XL or any entity whose ownership might, in the judgment of XL, adversely affect the tax status of the Issuer, Newco, XL or any of their respective Subsidiaries or their shareholders).

     (ii) This Debenture may not be transferred or exchanged separately from, and may be transferred or exchanged only together with, shares of MRM Voting Preferred Stock representing the same percentage of the total amount of outstanding shares of MRM Voting Preferred Stock that the principal amount of Convertible Exchangeable Debentures due 2006 of the Issuer proposed to be transferred or assigned represents of the total principal amount of outstanding Convertible Exchangeable Debentures due 2006.

     (iii) Upon surrender of this Debenture and the related MRM Voting Preferred Stock at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of this Debenture or part thereof), the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Debentures (as requested by the Holder) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Debenture and a new certificate representing the related MRM Voting Preferred Stock with voting rights equal to the aggregate voting rights of the Common Stock issuable upon conversion or exchange of such new Debenture. Each such new Debenture shall be payable to such Person as such Holder may request and shall be substantially in the form of this Debenture. Each such new Debenture shall be dated and bear interest from the date on which interest shall have been paid on the surrendered Debenture or dated the date of the surrendered Debenture if no interest shall have been paid hereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Debentures. This Debenture shall not be transferred in denominations of less than $100.00; provided, however, that if necessary to enable the registration of transfer by the Holder of the entire amount of this Debenture, one Debenture may be in a denomination of less than $100.00. Any transferee, by its acceptance of a Debenture registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Sections 4.2 and 4.3 of the Securities Purchase Agreement.

     (c) Replacement of this Debenture. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Debenture, and

          (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

          (ii) in the case of mutilation, upon surrender and cancellation thereof,

the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Debenture, dated and bearing interest from the date to which interest shall have been paid on this Debenture or dated the date of this Debenture if no interest shall have been paid thereon.

     SECTION 11. DEFINITIONS; CONSTRUCTION.

     (a) Definitions. The following terms, as used herein, have the following meanings:

     "Adjusted Net Assets" has the meaning set forth in Section 9(e).

     "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person which is Controlled by or is under common Control with a Controlling Person; provided, however, that the Holder and its Affiliates shall not be deemed Affiliates of the Issuer or any of its Subsidiaries.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition for value by the Issuer or any of its Subsidiaries to any Person other than the Issuer or any of its wholly owned Subsidiaries (any such transaction, a "disposition") of any asset of the Issuer or any of its Subsidiaries, excluding (i) any disposition in the ordinary course of business, (ii) any disposition of Cash Equivalents in the ordinary course of business, (iii) any disposition of Investment Securities in the ordinary course of business the proceeds of which are used to purchase other Investment Securities or invested in Cash Equivalents pending such purchase and
(iv) any disposition of assets (or series of related dispositions) the Fair Market Value of which does not exceed $1.0 million in the aggregate.

     "Authorized Control Level" means "Authorized Control Level" as defined by the NAIC from time to time and as applied in the context of the Risk-Based Capital Guidelines promulgated by the NAIC (or any term substituted therefor by the NAIC). In the event that there is a conflict between the risk-based capital formulas adopted by the NAIC and any applicable department of insurance, the calculation of the applicable department of insurance shall govern.

     "Business Day" means any day except a Saturday, Sunday or other day on which (i) commercial banks in The City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading.

     "Capital Stock" means, with respect to any Person, any and all shares, partnership interests or equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the date hereof or hereafter issued.

     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (A) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier I capital (as defined in such regulations) of not less than $250.0 million; (v) certificates of deposit or banker's acceptances maturing within one year from the date of acquisition thereof issued by the Bank of Bermuda or The Bank of N.T. Butterfield & Son Limited; (vi) shares of any money market mutual fund that (a) has its assets invested continuously in the types of investments referred to in clauses (i) and
(ii) above, (b) has net assets of not less than $500.0 million, and (c) has the highest rating obtainable from either S&P or Moody's; and (vii) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

     "Change of Control Event" shall mean any of the following: (i) the Issuer shall cease to own, directly or indirectly, 100% on a Fully Diluted Basis of the economic and voting interest in the Capital Stock of the Insurance Subsidiaries (other than (w) Tremont International Insurance LTD., (x) as a result of the conversion of any Debentures, (y) the exercise of any Newco Common Stock Exchange Right or (z) the Policy Holder Preferred Shares) or (ii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall have (x) acquired beneficial ownership of 33% or more on a Fully Diluted Basis of the voting and/or economic interest in the Issuer's Capital Stock, other than any such acquisition resulting solely from the conversion of Debentures (for purposes of this calculation, only the denominator shall be calculated on a Fully Diluted Basis) or (y) obtained the power (whether or not exercised) to elect a majority of the Issuer's directors or (iii) the board of directors of the Issuer shall cease to consist of a majority of Continuing Directors or (iv) any event or condition which constitutes a change of control under the Existing Bank Agreement or the documents governing the RHINOS.

     "Common Stock" means the common stock or common shares of the referenced Person.

     "Common Stock Equivalents" has the meaning set forth in Section 5(e).

     "Consolidated Debt" means, with respect to the Issuer and its Subsidiaries at any date, the Debt of the Issuer and its Subsidiaries, determined on a consolidated basis as of such date including, without limitation, all Debt evidenced by the Debentures.

     "Consolidated Total Capital" means, with respect to the Issuer and its Subsidiaries at any date, the sum, without duplication, of Consolidated Debt and Shareholders' Equity.

     "Constituent person" has the meaning set forth in Section 5(k).

     "Continuing Directors" shall mean the directors of the Issuer on the Closing Date and each other director whose nomination for the election to the board of directors of the Issuer is recommended by a majority of the then Continuing Directors.

     "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or interests, by contract or otherwise.

     "Conversion Date" has the meaning set forth in Section 5(b).

     "Conversion Price" has the meaning set forth in Section 5(a).

     "CRM" has the meaning set forth in the definition of "Restructuring."

     "Debenture" means this Convertible Exchangeable Debenture due 2006 and "Debentures" means, collectively, this Debenture and any other Convertible Exchangeable Debentures due 2006 of the Issuer and Convertible Debentures due 2006 of Newco.

     "Debenture Exchange Date" has the meaning set forth in Section 4(a).

     "Debenture Exchange Right" has the meaning set forth in Section 4(a).

     "Debenture Register" has the meaning set forth in Section 10(a).

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money (other than (except for purposes of Section 8(a)(vi)) regularly scheduled interest payments, including interest payable in the form of additional Debt obligations), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments issued by such Person, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under any Financing Lease, (v) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (vi) Disqualified Capital Stock of such Person (other than Policy Holder Preferred Shares), (vii) Preferred Stock of any Subsidiary of such Person (other than Policy Holder Preferred Shares), (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and
(ix) all Debt of others Guaranteed by such Person; provided, however, that Debt shall not include the accretion of principal amount on zero coupon discount obligations.

     "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured within the stated time period or waived, become an Event of Default.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, or requires the payment of any dividends, in each case at any time that any obligation under the Transaction Documents is outstanding.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Group" means the Issuer and its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Event of Default" has the meaning set forth in Section 8(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Bank Agreement" means the Credit Agreement dated as of September 21, 2000 among the Issuer, Mutual Group, Ltd., Bank of America, N.A., as Administrative

Agent, and the Lenders party thereto, as in effect on the Original Issue Date or as amended, modified or refinanced in accordance with Sections 7(e) and 7(p) hereof.

     "Existing Bank Debt" means the Debt in an aggregate principal amount of no more than $180.0 million of the Issuer outstanding under the Existing Bank Agreement.

     "Existing Bank Debt Documents" means the Existing Bank Agreement and all other documentation related to the Existing Bank Debt as in effect on the Original Issue Date or as amended, modified or re-executed in accordance with Sections 7(e) and 7(p) hereof.

     "Expense Ratio" means a ratio equal to (i) Other Underwriting Expenses Incurred divided by (ii) Net Premiums Written (as set forth in the Issuer's combined annual statements of the U.S. Insurance Subsidiaries).

     "Fair Market Value" means, with respect to any Asset Sale, the price (after taking into account any liabilities relating to such asset) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

     "FAS 115" means Statement No. 115 ("Accounting for Certain Investments in Indebtedness and Equity Securities") issued by the Financial Accounting Standards Board.

     "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Fully Diluted Basis" means after giving effect to the exercise of all outstanding options, warrants and other rights to purchase Capital Stock of the relevant Person and the conversion or exchange of all securities convertible or exchangeable into Capital Stock of the relevant Person (whether or not then exercisable, exchangeable or convertible and whether or not "in the money").

     "Funding Guarantor" has the meaning set forth in Section 9(e).

     "GAAP" has the meaning set forth in Section 11(b).

     "Governmental Entity" means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, including any insurance regulatory authority or agency or Insurance Department.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part). The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranteed Obligations" has the meaning set forth in Section 9.1(a).

     "Guarantors" means each of the Subsidiaries of the Issuer named on the signature pages to this Debenture and each additional entity required to become a Guarantor pursuant to Section 6(h) hereof.

     "Holder" has the meaning set forth in the introductory paragraphs hereto.

     "Independent Financial Advisor" has the meaning set forth in Section 5(e).

     "Insurance Acts" means all applicable insurance laws and the applicable rules and regulations thereunder.

     "Insurance Department" means the Bermuda Registrar of Companies and the Departments of Insurance of the States of Pennsylvania and Illinois.

     "Insurance Subsidiaries" means (i) Legion Insurance Company, Legion Indemnity Ltd. and Villanova Insurance Company and (ii) each other Subsidiary of the Issuer that is a licensed insurance company.

     "Interest Payment Date" has the meaning set forth in Section 1.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, advance, time deposit or otherwise.

     "Investment Securities" means "securities" classified as "trading securities" or "available-for-sale securities" for purposes of FAS 115, in each case within the meaning of FAS 115.

     "IPC" means Insurance Profit Center.

     "Issuer" has the meaning set forth in the introductory paragraphs hereto.

     "Lien" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, voting trust agreement, assignment by way of security, restriction on voting or transfer, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or adverse claim of any kind, whether arising by contract or under law or otherwise (including any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loss Ratio" means a ratio equal to (i) Losses Incurred plus Loss Expenses Incurred (inclusive of allocated and unallocated loss adjustments) divided by
(ii) Net Premiums Earned (as set forth in the Issuer's combined annual statements of the U.S. Insurance Subsidiaries).

     "Maturity Date" has the meaning set forth in the introductory paragraphs hereto.

     "Maximum Conversion Right Percentage" means a percentage of the total equity ownership of the Issuer, calculated in accordance with the rules and regulations of the New York Stock Exchange, equal to the product of (i) 19.9% and (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Issuer issuable upon conversion of this Debenture subject to the conversion right giving rise to the need to calculate such Maximum Conversion Right Percentage and the denominator of which is the sum of (x) the aggregate number of shares of Common Stock of the Issuer issued or issuable upon conversion of the Convertible Exchangeable Debentures due 2006 of the Issuer and
(y) the number of shares of Common Stock of the Issuer issued or issuable upon exercise of the Warrants.

     "Maximum Voting Rights Percentage" means a percentage of the total voting power of the Issuer equal to (A) the product of (i) 9.9% and (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Issuer issuable upon conversion of this Debenture subject to the conversion right giving rise to the need to calculate such Maximum Voting Right Percentage and the denominator of which is the sum of (w) the aggregate number of issued and outstanding shares of MRM Voting Preferred Stock held by the Holder of this Debenture, (x) the number of shares of Common Stock of the Issuer issued to the Holder of this Debenture as a result of conversion of the Convertible Exchangeable Debentures due 2006 of the Issuer, (y) in case this Debenture is held by a holder who holds Warrants, the number of shares of Common Stock of the Issuer issued or issuable upon exercise of the Warrants held by such holder minus (B) the percentage of the total voting power of the Issuer represented by securities of the Issuer (other than the Transaction Securities) then held by the Holder.

     "Moody's" means Moody's Investors Service, Inc. or its successor.

     "MRM Voting Preferred Stock" means shares of preferred stock of the Issuer having a nominal liquidation preference and par value, no dividend rights and aggregate voting rights equal to the aggregate voting rights of the Common Stock of the Issuer issuable upon conversion of all Debentures issued on the Original Issue Date.

     "Multiemployer Plan" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NAIC" means the National Association of Insurance Commissioners.

     "Newco" has the meaning set forth in the definition of "Restructuring".

     "Newco Aggregate Ownership Percentage" means 35.9% of the equity ownership of Newco, on a Fully Diluted Basis; provided, however, that if the RHINOS Debentures are issued, "Newco Aggregate Ownership Percentage" shall mean 42.4% of the equity ownership of Newco, on a Fully Diluted Basis.

     "Newco Common Stock Exchange Date" has the meaning set forth in Section
4(b).

     "Newco Common Stock Exchange Right" has the meaning set forth in Section 4(b).

     "Newco Debenture" has the meaning set forth in Section 4(a).

     "Newco Exchange Right Termination Date" means the date on which the closing sale price of the Issuer's Common Stock exceeds two times the then applicable Conversion Price on each trading day during any period of consecutive trading days beginning no earlier than 90 days after the Required Approvals are obtained and the Restructuring is completed and consisting of 120 trading days plus, if the holders of Debentures exercise a demand registration right pursuant to
Section 2.1 of the Registration Rights Agreement entered into in connection with the issuance of the Debentures during such 120 trading day period, the number of trading days from such exercise until 15 days after the effective date of the registration statement filed in connection with such demand registration.

     "Newco Ownership Percentage" means a percentage ownership of the equity of Newco, on a Fully Diluted Basis, equal to the product of (i) the Newco Aggregate Ownership Percentage and (ii) a fraction, the numerator of which is the aggregate principal amount of this Debenture subject to the Newco Common Stock Exchange Right giving rise to the need to calculate such Newco Ownership Percentage and the denominator of which is the aggregate principal amount of all Debentures originally issued, including the RHINOS Debentures, if any.

     "Newco Voting Preferred Stock" means shares of preferred stock of Newco having a nominal liquidation preference and par value, no dividend rights and aggregate voting rights equal to the aggregate voting rights of the Common Stock of Newco issuable upon conversion of all Debentures issued on the Original Issue Date.

     "non-electing share" has the meaning set forth in Section 5(k).

     "Obligors" means, collectively, the Issuer and the Guarantors; and "Obligor" means any of them.

     "Original Issue Date" has the meaning set forth in Section 1.

     "Other Investor Warrants" means the warrants to purchase Common Stock of the Issuer issued to First Union Merchant Banking 2001, LLC, High Ridge Capital Partners II, L.P., Century Capital Partners II and Taracay Investors Company.

     "Permits" means all domestic and foreign licenses, permits, consents, franchises, orders, authorizations, clearances, certificates, and approvals from Governmental Entities.

     "Permitted Refinancings" means any incurrence by the Issuer of Debt that refunds, refinances, replaces or extends the Existing Bank Debt of the Company or of a wholly owned Subsidiary of the Company, but only to the extent that (i) such Debt is subject to the Subordination Agreement (if then in effect) to at least the same extent as the Debt being refunded, refinanced, replaced or extended; (ii) such Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) after the Maturity Date;
(iii) such Debt is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Debt being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced or extended, and
(c) the amount of customary fees, expenses and costs related to the incurrence of such Debt; (iv) such Debt does not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Debt being refinanced; (v) such Debt contains covenants no more onerous that the Debt being refunded, refinanced, replaced or extended; and (vi) such Debt is incurred either by the same Person that initially incurred the Debt being refunded, refinanced, replaced or extended or by the Issuer.

     "Person" means an individual or a corporation, company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding stan-dards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at the time a member of such ERISA Group for employees of any Person which was at the time a member of the ERISA Group.

     "Policy Holder Preferred Shares" means shares of Preferred Stock of an IPC (i.e., rent-a-captive) Subsidiary of the Issuer (or of a holding company thereof) issued to policy holders solely in connection with the CRM business consistent with past practices.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or upon liquidation.

     "Proceeding" has the meaning set forth in Section 8(a).

     "Program Business" means the business of the Issuer in which it acts as a conduit between producers of specialty books of business and reinsurers of such business.

     "Put Term" means the period beginning on September 17, 2001 and ending on the earlier of (i) November 17, 2001 and (ii) the date on which all of the Required Approvals have been obtained and the Restructuring has been completed; provided, however, that if any holder of Debentures has exercised its right to have any Debentures mandatorily redeemed pursuant to Section 3(b), the Put Term shall mean such longer period until all such Debentures are indefeasibly paid in full in cash.

     "Redemption Price" has the meaning set forth in Section 3(b).

     "Redemption Right" has the meaning set forth in Section 3(b).

     "Related Person" means any director, officer or employee of the Issuer or any of its Subsidiaries who is also an equity or debt holder of the Issuer or any of its Subsidiaries.

     "Required Approvals" means all federal, state and local government regulatory (including any Form A approvals and all other approvals relating to insurance) and shareholders approvals necessary for consummation of the Transactions, including all approvals necessary in order to remove any restrictions or limitations on voting rights or conversion contained in any of the Transaction Documents.

     "Requisite Holders" means the holders of a majority in principal amount of all outstanding Debentures; provided, however, that at any time when XL holds or has the right to vote a majority in principal amount of outstanding Debentures (other than RHINOS Deben-tures), "Requisite Holders" shall mean a majority in principal amount of outstanding Debentures (other than RHINOS Debentures); provided, further, however, that as long as XL owns at least $50.0 million in principal amount of Debentures, XL will be deemed to hold a majority of the principal amount of outstanding Debentures.

     "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on or in respect of any shares of Capital Stock of such Person (except dividends payable solely in shares of Capital Stock of the same class of such Person and except dividends or other distributions by a Subsidiary of the Issuer to the Issuer) or (ii) any direct or indirect payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's Capital Stock or (b) any option, warrant or other right to acquire shares of such Person's Capital Stock.

     "Restructuring" means the restructuring of the operating units of the Issuer into two separate holding company structures, resulting in (i) one holding company owning the Issuer's U.S. insurance operations and managing general agency entities and operating through subsidiaries as a specialty insurer writing a selected book of Program Business and (ii) the second holding company, a newly formed company organized under the laws of Bermuda ("Newco"), owning (A) all of the Issuer's fee generating businesses that presently comprise its Corporate Risk Management ("CRM"), Specialty Brokerage and Financial Services business segments and all of the Issuer's non-U.S. insurance operations and (B) the Issuer's IPC (i.e., rent-a-captive) companies, other than Mutual Indemnity (Dublin) Limited (which will be confined solely to its present business), that are principally dedicated to its CRM business segment. As part of the Restructuring, (x) Newco will be entitled to receive all of the fees attributable to the CRM business except that MRM's U.S. Insurance Subsidiaries that write the related policies (which will only be Villanova Insurance Company ("Villanova") where Villanova is legally entitled to write such policies and the prospective holder of the underlying policy does not object to the use of Villanova, or a new company in the case of new or renewal policies) may retain a portion of the premium equal to actual costs, but not more than 1 1/4% and (y) Newco will be given an option to purchase Villanova or such new company for book value. The Restructuring shall be effected in a manner reasonably acceptable to XL, including with respect to capitalization.

     "RHINOS" means the Auction Rate Reset Preferred Securities, known as "RHINOS," issued by an Affiliate of the Issuer, including the related documentation.

     "RHINOS Debentures" means Debentures issued to any current or former holders of RHINOS or any of their respective Affiliates in exchange for an equal principal amount of RHINOS and any Debentures issued in exchange for any such Debentures.

     "Risk-Based Capital" means, for any Person, the ratio (expressed as a percentage), at any time, of the Total Adjusted Capital of such Person to the Authorized Control Level of such Person.

     "S&P" means Standard & Poor's Ratings Group or its successor.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Purchase Agreement" has the meaning set forth in the introductory paragraphs hereto.

     "Shareholders' Equity" means, with respect to the Issuer and its Subsidiaries at any date, the shareholders' equity of the Issuer and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that, for purposes hereof, Shareholders Equity shall be determined without regard to the requirements of FAS 115; and provided, further, that the principal or face amount of the RHINOS shall not be considered to be Shareholders Equity.

     "Significant Subsidiaries" has the meaning set forth in Section 1-02(w) of Regulation S-X under the Securities Act.

     "Statutory Accounting Principles" means generally accepted statutory accounting principles for property and casualty insurance companies domiciled in Pennsylvania or Illinois, as applicable.

     "Subsidiary" means, with respect to any Person, (i) any corporation or other entity of which more than 50% of the Capital Stock or other ownership interests having ordinary voting power to elect more than 50% of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has a greater than 50% equity interest; provided, however, that for all purposes of this Debenture, MRM Capital Trust I shall not constitute a Subsidiary of the Issuer.

     "Total Adjusted Capital" means "Total Adjusted Capital" as defined by the NAIC as of December 31, 1998 and as applied in the context of the Risk-Based Capital Guidelines promulgated by the NAIC. In the event that there is a conflict between the risk-based capital formulas adopted by the NAIC and any applicable department of insurance, the calculation of the applicable department of insurance shall govern.

     "Transaction Documents" means (i) the Debentures, (ii) the Securities Purchase Agreement, (iii) the Collateral Agreement, (iv) the registration rights agreements relating to the Debentures and the Warrants, (v) the Subordination Agreement, (vi) the certificates of designations relating to the MRM Voting Preferred Stock and the Newco Voting Preferred Stock, (vii) the MRM Voting Preferred Stock and the Newco Voting Preferred Stock, (viii) the Warrants and
(ix) each other document executed in connection with or pursuant to the Securities Purchase Agreement, including the lock-up agreements and the directors' and officers' voting proxies.

     "Transaction Securities" means, collectively, the Debentures, the MRM Voting Preferred Stock, the Newco Voting Preferred Stock, the Warrants and the Common Stock of the Issuer or Newco issuable upon conversion or exchange of Debentures or upon exercise of the Warrants.

     "Transactions" means the issuance, sale and conversion of the Debentures, the MRM Voting Preferred Stock, the Newco Voting Preferred Stock and each of the other transactions contemplated by the Transaction Documents, including the Restructuring, both before and after giving effect to permitted exchanges and/or conversions of the Debentures.

     "U.S. Insurance Subsidiaries" means Legion Insurance Company, Legion Indemnity Ltd. and Villanova Insurance Company.

     "Warrants" means collectively the XL Warrant and the Other Investor
Warrants.

     "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Debt into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "XL" means XL Insurance Ltd.

     "XL Warrant" means the warrant to purchase Common Stock of the Issuer issued to XL in connection with its purchase of Debentures.

     (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect in the United States on the date hereof applied on a consistent basis ("GAAP").

     (c) Rules of Construction. The definitions in Section 11(a) shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

     (d) References. Unless the context shall otherwise require, all references herein to (i) Sections, Exhibits, Schedules and Annexes shall be deemed references to Sections of, and Exhibits, Schedules and Annexes to, this Debenture, (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons, (iii) agreements and other contractual instruments include subsequent amendments, assignments, and other modifications thereto to the date hereof and thereafter, but in the case of any amendment, assignment or modification after the date hereof, only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Transaction Document, (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations, (v) time shall be deemed to be to New York City time and (vi) "ordinary course of business" (and similar phrases) shall mean the ordinary course of business of the Issuer and its Subsidiaries consistent with past practice.

     SECTION 12. MISCELLANEOUS.

     (a) This Debenture and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall be binding upon any entity succeeding to the Issuer by merger or acquisition of all or substantially all the assets of the Issuer. The Issuer may not assign this Debenture or any rights or obligations hereunder except as specifically provided herein. The Holder may transfer or assign this Debenture at any time without the prior consent of the Issuer, subject to the provisions and restrictions on transfer set forth herein.

     (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Debenture shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

          (i)     if to the Issuer, to:

                         Mutual Risk Management Ltd.
                         44 Church Street
                         Hamilton HM12
                         Bermuda
                         Attention:  Chief Executive Officer
                         Facsimile:  (441) 292-1867

                         with a copy to:

                         Mayer, Brown & Platt
                         190 South LaSalle Street
                         Chicago, Illinois  60603-3441
                         Attention:  Richard W. Shepro
                         Facsimile:  (312) 701-7711

     (ii) if to the Holder, the Holder's address as set forth in the books and records of the Issuer, or to such other address as the party to whom notice is to be given may have fur-nished to the other party hereto in writing in accordance with provisions of this Section 12. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second Business Day after the date when sent, (iii) in the case of mailing, on the fifth Business Day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

     (c) This Debenture may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Issuer and the Requisite Holders dated after the date hereof; provided, however, that the provisions of
Section 1, 2, 3(a), 3(b), 4, 5, 8(a)(i), 8(a)(ii), this Section 12(c), Sections 12(d) and (f) and Section 11 with respect to the definitions of terms used in connection with the foregoing Sections may not be amended without the consent of each Holder of a Debenture affected thereby; and provided, further, however, that any modification or amendment which adversely affects the rights of any Holder shall require the consent of such Holder unless the modification or amendment adversely affects the rights of all Holders in the same manner.

     (d) THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY DISPUTE UNDER THIS DEBENTURE THAT IS NOT SETTLED BY MUTUAL CONSENT SHALL BE FINALLY ADJUDICATED BY ANY FEDERAL OR STATE COURT SITTING IN THE CITY, COUNTY AND STATE OF NEW YORK, AND THE ISSUER CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUCH DISPUTE. THE ISSUER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN NEW YORK COUNTY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS DEBENTURE OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE ISSUER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (e) By the execution and delivery of this Debenture, the Issuer and each Guarantor (i) acknowledges that it will, by separate written instrument, designate and appoint The CT Corporation System, Inc., 111 Eighth Avenue, New York, New York 10011 (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to any of the Transaction Documents that may be instituted in any Federal or state court in the State of New York, New York County or brought under Federal or state securities laws, and acknowledges that The CT Corporation System, Inc. will accept such designation, (ii) waives trial by jury, (iii) agrees that service of process upon The CT Corporation System, Inc. and written notice of said service to the Issuer in accordance with Section 12(b) shall be deemed in every respect effective service of process upon the Issuer or such Guarantor, as the case may be, in any such suit or proceeding and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

     (f) All payments made or required to be made hereunder shall be made in U.S. dollars. The Issuer and each Guarantor, jointly and severally, agrees to indemnify the Holder against any loss incurred by such party as a result of any judgment or order being given or made against the Issuer or Guarantor, as the case may be, for any U.S. dollar amount due under this Debenture and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party's receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

     All amounts paid to the Holder hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any political subdivision thereof or by any authority therein or thereto or within any other jurisdiction in which the Issuer and Guarantors or any of their Subsidiaries is organized or engaged in business for tax purposes having power to tax, unless such deduction or withholding is required by applicable law, in which event, each of the other parties hereto agrees to pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding.

     (g) This Debenture may be executed and delivered to the Holder by a facsimile transmission; such transmission shall be deemed a valid signature.


                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the Issuer and the Guarantors have executed and delivered this Debenture on the date first above written.

                           MUTUAL RISK MANAGEMENT LTD.


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                           MUTUAL GROUP LTD.


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                           LEGION FINANCIAL CORP.


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                           MGL INVESTMENTS LTD.


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                           MRM SECURITIES LTD.


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                           MUTUAL FINANCE LTD.


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                           MUTUAL RISK MANAGEMENT (HOLDINGS) LTD.


                           By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                     ANNEX I

            FORM OF NOTICE OF ELECTION TO EXERCISE AN EXCHANGE RIGHT


Date:

To:               Mutual Risk Management, Ltd. and
                  [Name of Newco]

From:

Re:               Exercise of an Exchange Right

--------------------------------------------------------------------------------

     Pursuant to the terms of the Convertible Exchangeable Debenture Due 2006 (the "Debenture") issued by Mutual Risk Management, Ltd. (the "Issuer") to ______________ ("Holder") dated ___________, 200_, specifically Section 4 thereof, the Holder hereby notifies the Issuer and [Insert name of Newco] of its intention to exercise a right of exchange.

     [insert one of the following two paragraphs as appropriate:]

     [Pursuant to Section 4 of the Debenture, the Holder hereby elects to exchange U.S.$__________ in aggregate principal amount and all accrued and unpaid interest thereon for shares of Newco's Common Stock, par value $.01 per share. The date of exchange shall be __________, 200_.]

     [Pursuant to Section 4 of the Debenture, the Holder hereby elects to exchange U.S.$__________ in aggregate principal amount and all accrued and unpaid interest thereon for an equal aggregate principal amount of Newco's Debentures. The date of exchange shall be __________, 200_.]

     We have instructed our attorneys to contact the Issuer and [Insert name of Newco] to discuss the timing and documentation of the conversion.


                                    Sincerely,

                                    [HOLDER]


                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    ANNEX II

            FORM OF NOTICE OF ELECTION TO EXERCISE A CONVERSION RIGHT


Date:

To:               Mutual Risk Management, Ltd.

From:

Re:               Exercise of a Conversion Right

--------------------------------------------------------------------------------

     Pursuant to the terms of the Convertible Exchangeable Debenture Due 2006 (the "Debenture") issued by Mutual Risk Management, Ltd. (the "Issuer") to ______________ ("Holder") dated ___________, 200_, specifically Section 5 thereof, the Holder hereby notifies the Issuer of its intention to exercise a right of conversion.

     Pursuant to Section 5 of the Debenture, the Holder hereby elects to convert U.S.$__________ in aggregate principal amount and all accrued and unpaid interest thereon for shares of the Issuer's Common Stock, par value $.01 per share. The date of conversion shall be __________, 200_.

     We have instructed our attorneys to contact the Issuer to discuss the timing and documentation of the conversion.


                                    Sincerely,

                                    [HOLDER]


                                    By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                    ANNEX III

                                FORM OF GUARANTY


     The undersigned (the "Guarantor") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Convertible Exchangeable Debenture Due 2006 dated as of May 17, 2001, issued by Mutual Risk Management Ltd. (as amended, restated or supplemented from time to time, the "Debenture") to which this Guaranty is attached, and subject to the provisions of the Debenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Debenture, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders, all in accordance with the terms set forth in Section 9 of the Debenture, and (b) in case of any extension of time or payment or renewal of any Debenture or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     The obligations of the Guarantor to the Holder pursuant to this Guaranty and the Debenture are expressly set forth in Section 9 of the Debenture and reference is hereby made to the Debenture for the precise terms and limitations of this Guaranty.



                                 [GUARANTOR]


                                 By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    ANNEX IV

                                FORM OF GUARANTY


     The undersigned (the "Guarantor") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Convertible Debenture Due 2006 dated as of May 17, 2001, issued by [Newco] (as amended, restated or supplemented from time to time, the "Debenture") to which this Guaranty is attached, and subject to the provisions of the Debenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Debenture, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders, all in accordance with the terms set forth in Section 9 of the Debenture, and (b) in case of any extension of time or payment or renewal of any Debenture or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     The obligations of the Guarantor to the Holder pursuant to this Guaranty and the Debenture are expressly set forth in Section 9 of the Debenture and reference is hereby made to the Debenture for the precise terms and limitations of this Guaranty.



                                 [GUARANTOR]


                                 By:
                                        ---------------------------------------
                                        Name:
                                        Title: